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                                                                    Exhibit 23.4


                  CONSENT OF WILSON SONSINI GOODRICH & ROSATI,
                            PROFESSIONAL CORPORATION

We consent to the reference to Wilson Sonsini Goodrich & Rosati under the captions "The Merger - Material U.S. federal income tax consequences -- Tax Opinions" and "Legal Matters" in the Registration Statement on Form S-4 filed by Baxter International Inc. on the date hereof (the "Registration Statement") and the proxy statement/prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

/s/ WILSON SONSINI GOODRICH & ROSATI,
    PROFESSIONAL CORPORATION

Dated: March 18, 2002